UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a party other than the Registrant  ☐

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☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

Rice Acquisition Corp.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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(1)	Title of each class of securities to which transaction applies: ____________________________________________________________________________________________
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Explanatory Note

As previously disclosed, on April 7, 2021, Rice Acquisition Corp. (“RAC”) entered into (i) the Business Combination Agreement (as amended, supplemented or otherwise modified from time to time, the “Aria Merger Agreement”) by and among RAC, Rice Acquisition Holdings LLC, a Delaware limited liability company and direct subsidiary of RAC (“RAC Opco”), LFG Intermediate Co, LLC, a Delaware limited liability company and direct subsidiary of RAC Opco (“RAC Intermediate”), LFG Buyer Co, LLC, a Delaware limited liability company and direct subsidiary of RAC Intermediate (“RAC Buyer”), Inigo Merger Sub, LLC, a Delaware limited liability company and direct subsidiary of RAC Buyer (“Aria Merger Sub”), Aria Energy LLC, a Delaware limited liability company (“Aria”), and Aria Renewable Energy Systems LLC, a Delaware limited liability company (the “Aria Equityholder Representative”), pursuant to which, among other things, Aria Merger Sub will merge with and into Aria, with Aria surviving the merger and becoming a direct subsidiary of RAC Buyer, on the terms and subject to the conditions set forth therein (the transactions contemplated by the Aria Merger Agreement, the “Aria Merger”), and (ii) the Business Combination Agreement (as amended, supplemented or otherwise modified from time to time, the “Archaea Merger Agreement” and, together with the Aria Merger Agreement, the “Business Combination Agreements”), by and among RAC, RAC Opco, RAC Intermediate, RAC Buyer, Fezzik Merger Sub, LLC, a Delaware limited liability company and direct subsidiary of RAC Buyer (“Archaea Merger Sub”), Archaea Energy LLC, a Delaware limited liability company (“Archaea Seller”), and Archaea Energy II LLC, a Delaware limited liability company (“Archaea II” and, together with Archaea Seller, “Archaea”), pursuant to which, among other things, Archaea Merger Sub will merge with and into Archaea II, with Archaea II surviving the merger and becoming a direct subsidiary of RAC Buyer, on the terms and subject to the conditions set forth therein (the transactions contemplated by the Archaea Merger Agreement, the “Archaea Merger” and, together with the Aria Merger, the “Business Combinations”).

On August 12, 2021, RAC filed with the Securities and Exchange Commission (the “SEC”) its definitive proxy statement (the “definitive proxy statement”) for its special meeting of stockholders scheduled to be held on September 9, 2021 (the “Special Meeting”) to, among other things, vote to approve to the Business Combinations. Since the definitive proxy statement was filed with the SEC, RAC has received letters on behalf of three purported stockholders of RAC (the “Stockholder Letters”), each of which claims that the definitive proxy statement omitted certain purportedly material information and demands additional disclosures.

While RAC believes that the disclosures set forth in the definitive proxy statement comply fully with applicable law, in order to avoid nuisance, cost and distraction, and to preclude any efforts to delay the closing of the Business Combinations, RAC has determined to voluntarily supplement the definitive proxy statement with the supplemental disclosures set forth below. Nothing in the supplemental disclosures provided below shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, RAC specifically denies all allegations in the Stockholder Letters that any additional disclosure was or is required. RAC believes the Stockholder Letters are without merit.

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT

RAC is supplementing the definitive proxy statement with certain additional information set forth below. These disclosures should be read in conjunction with the definitive proxy statement, which should be read in its entirety. All page references are to pages in the definitive proxy statement, and terms used below, unless otherwise defined, have the meanings set forth in the definitive proxy statement.

The following disclosure (with new text underlined) replaces the fifth full paragraph on page 112 under the section entitled “Proposal No. 1 — Background of the Business Combinations”:

On December 1, 2020, the Special Committee met with representatives of Kirkland and RLF to discuss the retention of Moelis as its financial advisor in connection with the proposed transaction. Due to the industry knowledge and experience of Moelis as well as the fact that Moelis had not done any prior work for RAC, Rice Investment Group or Archaea over the past three years, and had no prior relationship with Messrs. Rice and Derham, the Special Committee determined to hire Moelis as its financial advisor in connection with a business combination with Archaea and Aria. In connection with its determination, the Special Committee also considered that Moelis had provided, and was currently providing, investment banking and other services to Ares Management, L.P. and Ares Management, LLC. Representatives of Kirkland and RLF discussed with the Special Committee the structure and terms of Moelis’ engagement letter.

The following disclosure (with new text underlined) replaces the fourth paragraph on page 136 under the section entitled “Proposal No. 1 — Opinion of the Special Committee’s Financial Advisor — Discounted Cash Flow Analysis — Combined Company”:

Moelis utilized a range of discount rates of 7.75% to 11.00% based on an estimated range of weighted average cost of capital (“WACC”) for the Combined Company. The WACC range reflected a derived cost of equity using (i) a risk-free rate based on 20-year U.S. government bonds, (ii) an equity risk premium, (iii) a size premium and (iv) a selected range of unlevered betas and debt to total capitalization ratios informed by the Selected Companies (as defined below). Moelis used the foregoing range of discount rates to calculate estimated present values as of December 31, 2020 of (i) estimated pro forma after-tax unlevered free cash flows of the Combined Company for the calendar years ending December 31, 2021 through December 31, 2040 (in each case, discounted using a mid-year discounting convention) and (ii) estimated terminal values derived by applying to terminal year unlevered free cash flow a range of perpetuity growth rates of negative 15.0% to negative 30.0% based on the estimates of our management regarding the useful lives of the underlying projects, which was approximately 12 years after the initial 20-year projection period on a weighted-average basis. Based on its professional judgment, Moelis utilized the perpetuity growth methodology to estimate terminal values for the Combined Company given that the value of the business is driven by the long term useful lives of the Combined Company’s underlying projects. Moelis utilized the projected tax rate of 31% as provided by our management. The terminal value assumes a year-end convention and represents approximately 5% to 13% of the implied pro forma enterprise value range for the Combined Company derived from the DCF analysis as shown below.

— END OF SUPPLEMENT TO DEFINITIVE PROXY STATEMENT —

Important Information about the Business Combinations and Where to Find It

In connection with the proposed Business Combinations, RAC filed the definitive proxy statement with the SEC on August 12, 2021. RAC’s stockholders and other interested persons are advised to read the definitive proxy statement, and any amendments or supplements thereto, and any other relevant documents that are filed or furnished or will be filed or will be furnished with the SEC carefully and in their entirety in connection with RAC’s solicitation of proxies for the Special Meeting, as these materials contain important information about RAC and the proposed Business Combinations. The definitive proxy statement has been mailed to the stockholders of RAC as of July 29, 2021, which is the record date for voting on the proposed Business Combinations. Stockholders may also obtain copies of the definitive proxy statement on the SEC’s website at http://www.sec.gov.

No Offer or Solicitation

This communication is for informational purposes only and shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed Business Combinations. This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act of 1933, as amended.